Exhibit 2.1

STATE OF DELAWARE CERTIFICATE OF CONVERSION FROM A CORPORATION TO A DELAWARE LIMITED LIABILITY COMPANY PURSUANT TO SECTION 18 - 214 OF THE DELAWARE LIMITED LIABILITY COMPANY ACT 1. The jurisdiction where the corporation was first formed is _ w _ y _ om _ in _ g and the date the corporation first formed is January 30 , 2025 2. The jurisdiction immediately prior to filing this Certificate is_wy_o _ m _ in_g _ 3. The name of the corporation immediately prior to filing this Certificate is GroEstate Inc. 4. The name of the limited liability company as set forth in the C e rtificate of Formation i s - Gr oEstate 1, LLC State of Delaware Secre t ary o f S t ate Div i sion of Corporations De li vered 05:25PM 04 / 30 / 2026 F IL E D 05:2 5 PM 04 / 30/2026 SR 2026 2 176 2 68 - File Num b er 106064 1 7 IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th day of April , AD. _ 2 _ 02 _ s By : /s / Dean Medwid Authoriz e d Person Name: Dean Medwid Print or Typ e

STATE OF DELAWARE CERTIFICATE OF FORMATION OF LIMITED LIABILITY COMPANY The undersigned authorized person, desiring to form a limited liability company pursuant to the Limited Liability Company Act of the State of Delaware, hereby certifies as follows: 1. The name of the limited liability company is _ G _ ro _ E _ st _ at _ e_1 ,_ LL _ c _ State of Delaware Secre t ary o f S t ate Div i sion of Corporations De li vered 05:25PM 04 / 30 / 2026 F IL E D 05:2 5 PM 04 / 30/2026 SR 2026 2 176 2 68 - File Num b er 106064 1 7 2. The Registered Office of the limited liability company in the S t ate of Delaware is located at 2140 s . DuPont Hwy in the City of Camden , Zip Code 19934 (str e et) , . The name of the Registered Agent at such address upon whom process against this limited liability company may be served is _ P _ a r_ aco _ rp _ 1n _ co _ rpo _ ra ted _ By : Isl De a nMedwid Authorized Person N a me: Dean Medwid Print or Typ e